UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2022

AutoWeb, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
400 North Ashley Drive, Suite 300 Tampa, Florida 33602-4314
(Address of principal executive offices) (Zip Code)

(949) 225-4500
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AUTO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 30, 2022, AutoWeb, Inc. (“Company”) received a written notification (“Notice”) from the Listing Qualifications department of the Nasdaq Stock Market LLC (“NASDAQ”) advising the Company that the closing bid price of the Company’s common stock (“Common Stock”) for the previous 30 consecutive business days had been below the minimum $1.00 per share (“Minimum Bid Price Requirement”) required for continued listing on The Nasdaq Capital Market pursuant to NASDAQ Listing Rule 5550(a)(2) (“Rule”). The Notice has no immediate effect on the listing of the Common Stock on The Nasdaq Capital Market.

Pursuant to NASDAQ Listing Rule 5810(c)(3)(A), the Company has been provided an initial grace period of 180 calendar days, or until December 27, 2022, to regain compliance with the Minimum Bid Price Requirement.  The Notice further provides that NASDAQ will provide written confirmation stating that the Company has achieved compliance with the Rule if at any time before December 27, 2022, the bid price of the Common Stock closes at $1.00 per share or more for a minimum of 10 consecutive business days.

In the event that the Company does not regain compliance with the Rule prior to the expiration of the 180-day compliance period, the Company may be eligible for additional time to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(ii) by meeting the continued listing requirement for market value of publicly held shares and all other applicable standards for initial listing on The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement. In addition, the Company would need to provide written notice to NASDAQ of its intention to cure the Minimum Bid Price Requirement deficiency during the second compliance period by effecting a reverse stock split, if necessary. As part of its review process, NASDAQ staff will make a determination of whether it believes the Company will be able to cure this deficiency. If NASDAQ staff concludes that the Company will not be able to cure the deficiency, or should the Company determine not to make the required representation or the Company is not otherwise eligible for additional time to gain compliance, at that time NASDAQ staff will provide the Company a Staff Delisting Determination informing the Company that the Company’s shares of Common Stock will be subject to immediate suspension and delisting unless the Company elects to appeal the delisting determination to a NASDAQ Hearings Panel.

If the Company does not regain compliance within the allotted compliance period(s), including any extensions that may be granted by NASDAQ, or if the Common Stock has a closing bid price of $0.10 or less for ten consecutive trading days during any such compliance period(s), NASDAQ staff will issue a Staff Delisting Determination informing the Company that the Company’s shares of Common Stock will be subject to immediate suspension and delisting unless the Company elects to appeal the delisting determination to a NASDAQ Hearings Panel.

There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement or maintain compliance with any of the other continued listing requirements to remain listed on The Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 1, 2022

AUTOWEB, INC.

By:	/s/ Glenn E. Fuller
Glenn E. Fuller Executive Vice President, Chief Legal Officer and Secretary